UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2021

SYSOREX, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55924	68-0319458
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13880 Dulles Corner Lane Suite 175 Herndon, Virginia	20171
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 800-929-3871

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 3, 2021, the board of directors (the “Board”) of Sysorex, Inc. (the “Company”) increased the size of the Board from two (2) to five (5) members and elected William B. Stilley, III to fill one of the resulting vacancies, effective immediately. In addition, Mr. Stilley was appointed to the Audit Committee of the Board. The Board has determined that Mr. Stilley is an independent director and eligible to serve on the Audit Committee in accordance with applicable rules of the U.S. Securities and Exchange Commission and the Nasdaq Stock Market.

In connection with his election to the Board, Mr. Stilley entered into a certain Board of Directors Agreement (the “BOD Agreement”) with the Company on September 3, 2021 (the “Effective Date”), whereby Mr. Stilley shall be awarded 50,000 shares of restricted common stock of the Company within five (5) business days of the Effective Date for the his first, one (1) year of services as a director. Mr. Stilley shall further be entitled to a quarterly cash payment of $20,000, which shall accrue at the end of each calendar quarter beginning in the third (3rd) quarter of 2021, and each subsequent quarter during the term of the BOD Agreement, contingent on continuing to provide the services as of each date, and shall be prorated based on the Effective Date.

The BOD Agreement contains customary provisions addressing obligations for agreements of this type such as confidentiality, cooperation, dispute resolution, termination, insurance, future lock-up agreements, the Company’s duty to reimburse reasonable expenses, etc. In addition, Mr. Stilley became a party to the Company’s standard form of indemnification agreement (the “Indemnification Agreement”) contemporaneously with his election as a member of the Board, pursuant to which the Company agreed to indemnify him to the fullest extent permitted by applicable law, from and against any and all losses, liabilities, claims, damages, and certain expenses arising out of any event or occurrence related to the fact that he is or was a director of the Company.

There is no understanding or arrangement between Mr. Stilley and any other person or persons with respect to his election as a director. Additionally, there are no transactions involving the Company and Mr. Stilley that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

The foregoing summary of the BOD Agreement and the Indemnification Agreement does not purport to be complete and is subject to, and qualified in its entirety reference to the BOD Agreement and the form of Indemnification Agreement which are included as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Board of Directors Agreement by and between the Company and William B. Stilley, III dated September 3, 2021*
10.2	Form of Indemnification Agreement (incorporated by reference to the Company’s Annual Report on Form 10-K filed on March 29, 2021)
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

*	Schedules, exhibits, and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish copies of such omitted materials supplementally upon request by the U.S. Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 10, 2021	SYSOREX, INC.

	By:	/s/ Wayne Wasserberg
	Name:	Wayne Wasserberg
	Title:	Chief Executive Officer

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